                                                                   EXHIBIT 10.21


                            EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and entered into on this 8 day of December, of 2006,

BETWEEN:

     (1) Dura Automotive Systems, Inc., a Delaware corporation ("the Company") with its headquarters and principal place of business located at 2791 Research Drive, Rochester Hills, Michigan, 48309; and,

     (2) David Szczupak, a resident of Michigan ("the Employee"), currently residing at 1161 Copperwood Drive, Bloomfield Hills, Michigan, 48302.

THE COMPANY AND THE EMPLOYEE HEREBY AGREE, in consideration of the mutual obligations and covenants set forth below, to the following terms and conditions:

1.   EMPLOYMENT AND TERM

The Company shall employ the Employee as its Chief Operating Officer, effective on the later of November 27, 2006 or the date on which the U.S. Bankruptcy Court assigned to the Company's current U.S. Chapter 11 bankruptcy reorganization proceeding approves this Agreement (the "Effective Date"). (If the U.S. Bankruptcy Court does not approve this Agreement, then it shall never take effect or otherwise obligate the Company in any regard with respect to the Employee.) The Employee hereby accepts such employment on the terms and conditions set forth in this Employment Agreement ("the Employment"). The Employment shall be in Rochester Hills, Michigan, or wherever the Company's headquarters may in the future be. The term of employment shall commence on the Effective Date and shall automatically end on the date that is three (3) calendar years immediately following the Effective Date (hereinafter referred to as the "Expiration Date"), unless terminated sooner per the terms of this Agreement.

2.   DUTIES

     2.1 The Employee shall devote all of his time, attention, and best efforts to the Company's business. The Employee shall faithfully and diligently perform the duties and responsibilities assigned to him by the Chief Executive Officer of the Company and/or by the Company's Board of Directors. The Employee shall report to the Chief Executive Officer of the Company.

     2.2 The Employee agrees to comply with all federal, state, and local laws applicable to his Employment. The Employee also agrees to comply with all of the Company's rules, regulations, and policies in force during the Employment.


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3.   COMPENSATION

     3.1 Base Salary. While the Employee is employed by the Company, the Company shall pay the Employee in accordance with the normal payroll practices of the Company (but not less frequently than monthly) an annual gross salary at a rate of five-hundred thousand dollars and no cents ($500,000.00) per year ("Base Salary") as of the Effective Date. The Employee's Base Salary shall be reviewed annually by the Chief Executive Officer of the Company and approved by the Company's Board of Directors.

     3.2 Annual Bonus. In addition to Base Salary, while the Employee is employed by the Company, the Employee shall be entitled to participate in the Dura Automotive Systems, Inc. Annual Bonus Plan, pursuant to the written terms of that Plan. The Employee's bonus opportunity under that Plan shall be 80% of his Base Salary. Notwithstanding the foregoing, no payments under the Annual Bonus Plan shall be made except upon Order approving said payments by the U.S. Bankruptcy Court assigned to the Company's current U.S. Chapter 11 bankruptcy reorganization proceeding.

     3.3 Key Management Incentive Plan. Also in addition to Base Salary, while the Employee is employed by the Company, the Employee shall be entitled to participate in the Dura Automotive Systems, Inc. 2006 Key Management Incentive Plan, pursuant to the written terms of that Plan. For purposes of this Agreement, however, the Date of Award as specified in that Plan shall be the Effective Date of this Agreement, and the Maximum Award percentage as specified in that Plan shall be 80% of the Employee's Base Salary and Annual Bonus. Notwithstanding the foregoing, no payments under the Key Management Incentive Plan shall be made except upon Order approving said payments by the U.S. Bankruptcy Court assigned to the Company's current U.S. Chapter 11 bankruptcy reorganization proceeding.

     3.4 Signing Bonus. The Employee shall be entitled to a one-time Signing Bonus in the gross amount of two-hundred thousand dollars and no cents ($200,000.00). Said Signing Bonus shall be paid 50% on the later of December 1, 2006 and the Effective Date; and the remaining 50% on the later of May 1, 2008 and the Effective Date. If the Employee is no longer employed on either of those dates, then he shall not be eligible for and shall be deemed to have never accrued said Signing Bonus.

     3.5 Flexible Perquisite Program. While the Employee is employed by the Company, the Employee shall be entitled to participate in the Dura Automotive Systems, Inc. Executive Flexible Perquisite Program, pursuant to the written terms of that Program; provided, however, that the annual allowance as specified in that Program shall be a gross amount of thirty-three thousand dollars and no cents ($33,000.00), and the Employee's maximum economic entitlement under that Program shall be reduced and pro-rated to reflect the Employee's actual start date with the Company as being the Effective Date rather than the date on which that Program commenced.

4.   BENEFITS

     4.1 Incentive, Savings and 401(k) Plans While the Employee is employed by the Company, the Employee shall be entitled to participate in all incentive, savings and 401(k) plans, practices, policies and programs, on terms not less favorable than those applicable to other similarly situated senior executives of the Company, and in accordance with such terms as in


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

          effect from time to time.

     4.2 Welfare Benefits While the Employee is employed by the Company, the Employee shall be eligible to participate in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including medical, dental, disability, group life, optional supplemental life, accidental death and dismemberment, dependent care, and long-term care plans and programs) on terms not less favorable than those applicable to other similarly situated senior executives of the Company, and in accordance with such terms as in effect from time to time.

     4.3 Vacation While the Employee is employed by the Company, the Employee shall earn four (4) weeks paid vacation time per year, and shall be entitled to use said vacation time on terms not less favorable than the plans, practices, policies, and programs applicable to other similarly situated senior executives of the Company.

     4.4 Expenses. While the Employee is employed by the Company, the Employee shall be entitled to receive prompt reimbursement for all reasonable and necessary business expenses incurred by Executive, in accordance with the practices and policies applicable to other senior executives of the Company. The Employee shall be entitled to receive prompt reimbursement for travel expenses incurred in connection with the performance of his duties under this Agreement, pursuant to the terms and practices of Company's reimbursement policies. The Employee shall submit to the Company such vouchers or expense statements that reasonably evidence expenses incurred in accordance with the Company's travel and expense reimbursement policy as applicable to other similarly situated senior executives of the Company.

     4.5 Automobile Insurance. While the Employee is employed by the Company, the Company shall arrange for its automobile insurance policy to cover/include the Employee as an additional insured regarding his Company vehicle.

     4.6 Right to Change Plans. Nothing in this Agreement shall be construed to limit, condition, or otherwise encumber the right of the Company to amend, discontinue, substitute, or maintain any benefit plan, program, or perquisite. Employee acknowledges and agrees that he has been provided with copies of all applicable plan and benefits documents prior to executing this Agreement.

5.   REASONABLENESS OF RESTRICTIONS

The Employee acknowledges that, during the term of Employment, the Company will provide the Employee with the use of and access to trade secrets and confidential information. In turn, the Employee recognizes that, while performing his duties hereunder he will have access to and come into contact with trade secrets and confidential information belonging to the Company and will obtain personal knowledge of and influence over its customers and/or employees. The Employee therefore agrees that the restrictions contained in Sections 6, 7, and 8 are reasonable and necessary to protect the legitimate business interests of the Company both during and after the termination of the Employment.

6.   CONFIDENTIALITY


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

     6.1 The Employee shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination thereof, howsoever arising, directly or indirectly:

          6.1.1 use for his own purposes or those of any other person, company, business entity, or other organization whatsoever, or,

          6.1.2 disclose to any person, company, business entity, or other organization whatsoever,

          any trade secrets or confidential information relating or belonging to the Company, including but not limited to any such information relating to clients or customers, client or customer lists or requirements, market information, business plans or dealings, financial information and plans, trading models, market access information, research activities, any document marked confidential, or any information which the Employee has been told is confidential or which he might reasonably expect the Company would regard as confidential, or any information which has been given the Company in confidence by customers, suppliers, or other persons, and even if a document has not been marked confidential, the Employee shall treat the document and its contents as confidential information if the Employee has been told or otherwise knows or reasonably should know the document and its contents are confidential. (Each and all of the foregoing is hereinafter referred to by use of the term "Confidential".)

     6.2 The Employee shall not at any time during the continuance of the Employment with the Company make any notes or memoranda relating to any matter within the scope of the Company's business, dealings, or affairs otherwise than for the benefit of the Company.

     6.3 In the event of a breach or a threatened breach by the Employee of the provisions of this Section, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such information or from rendering any services to any person, firm, corporation, association, or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

7.   TRADE SECRETS

     7.1 During the term of this Employment Agreement, the Employee acknowledges that he will be afforded access to and become familiar with various trade secrets of the Company, including, but not necessarily be limited to the following: the Company's business plans, financial information, marketing strategies, customer or client lists, software and research and proprietary technology information. The Employee acknowledges that these trade secrets are owned and shall continue to be owned solely by the Company and that they contain specialized and confidential information not generally known in the industry and which constitute the

          Company's trade secrets. The Employee recognizes and acknowledges that it is essential to the Company to protect this trade secret information.

     7.2 The Employee further represents to the Company that, as an inducement for his employment, the Employee will hold this information in trust and confidence for the Company's sole benefit and use during the Employment and after the Employment terminates, the Employee agrees not to use this information for any purpose whatsoever or to divulge this information to any person other than the Company or persons to whom the Company has given without express written authorization.

8.   POST-TERMINATION OBLIGATIONS

     8.1 Non-Solicitation of Employees. The Employee hereby agrees that he will not for a period of one (1) year immediately following the termination of his employment, howsoever arising, either on his own account or in conjunction with or on behalf of any other person, company, business entity, or other organization whatsoever directly or indirectly:

          8.1.1 induce, solicit, entice or procure any person who is an employee of the Company to leave such employment, where that person is:

               8.1.1.1 a Company employee on the termination date; or,

               8.1.1.2 had been a Company employee in any part of the one (1)
                    year immediately preceding the termination date; or

          8.1.2 accept into employment or otherwise engage or use the services of any person who:

               8.1.2.1 is a Company employee on the termination date; or,

               8.1.2.2 had been a Company employee in any part of the one (1)
                    year immediately preceding the termination date.

     8.2 Because of the Employee's knowledge of the Company's business, in the event of the Employee's actual or threatened breach of the provisions of this Section, the Company shall be entitled to, and the Employee hereby consents to, an injunction restraining the Employee from any of the foregoing. However, nothing herein shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. The Employee agrees that the provisions of this Section are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section shall be deemed to be invalid or unenforceable by reason of extent, duration, or geographic scope, then the extent, duration, and geographic scope of such restriction shall be deemed to be reduced to the fullest extent, duration, and geographic scope permitted by law and enforceable.

     8.3 The Employee agrees that in the event of receiving from any person, company,


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          business entity, or other organization an offer or employment either during the continuance of this Employment Agreement or during the continuance in force of any of the restrictions set out herein, he will forthwith provide to such person, company, business entity, or other organization making such the offer of employment a full and accurate copy of this Employment Agreement signed by the parties hereto.

9.   TERMINATION OF THE EMPLOYMENT

     9.1 Death Or Incapacity. In the event of the death of the Employee during the Employment, the Employment shall be deemed immediately terminated and the Employee's beneficiaries shall be entitled to receive any pro rata accrued and unpaid amounts under Sections 3.1, 3.2 and 3.3 through the this termination date. If the Company determines in good faith that an "Incapacity" of the Employee has occurred (pursuant to the definition of "Incapacity" set forth below), then it may give to the Employee written notice of its intention to terminate the Employment. In such event, the Employment shall terminate effective on the tenth (10th) day after receipt by the Employee of such notice. For purposes of this Employment Agreement, "Incapacity" shall mean such physical or mental condition of the Employee as defined in the Long-Term Disability Plan, which continues for at least 120 days and which renders the Employee incapable of performing the essential functions of his position with or without reasonable accommodations (as confirmed by competent medical evidence satisfactory to Company).

     9.2 Termination By The Company For Cause. Prior to the Expiration Date, the Company may terminate the Employee's employment and this Agreement for "Cause," and in such event, the Employment shall terminate effective upon delivery of notice to the Employee of such termination. For purposes of this Employment Agreement, "Cause" shall mean (i) a material breach by the Employee of his duties and responsibilities under this Employment Agreement (other than due to an Incapacity) or any breach by the Employee of any material term of this Agreement,
          (ii) the engaging by the Employee in conduct that is demonstrably and materially injurious to the business, reputation, character, or community standing of Company, (iii) the engaging by the Employee in dishonest, fraudulent, or unethical conduct or in other egregious conduct involving serious moral turpitude to the extent that in the reasonable judgment of the Board of Directors, the Employee's reputation and credibility no longer conform to the standards expected of the Company's executives, (iv) the Employee's admission, confession, plea bargain to or conviction in a court of law or any crime or offense involving misuse or misappropriation of money or other property of Company, (v) neglect of duties; (vi) the Employee's failure to manage the business of the Company in the ordinary course, in good faith and in a professional and diligent manner consistent with acceptable business practices; (vii) the Employee acting outside the scope of his duties and responsibilities as set forth in this Agreement; and (viii) a violation by the Employee of any statutory or common law duty to Company, including the duty of loyalty. In the event that the Company exercises the election to terminate the Employment pursuant to this Section 9.2, then the Employment shall terminate effective upon delivery of notice to the Employee of such termination, and the Employee shall be entitled to receive any pro rata accrued but unpaid amounts under
          Section 3.1 of this Agreement through the date of termination, but shall not be entitled to receive any other amounts under this Employment Agreement or otherwise.

     9.3 Termination By The Company Other Than For "Cause". Prior to the Expiration Date, the Company may terminate the Employee's employment and this Agreement without Cause, and in such event, the Employment shall terminate effective upon delivery of notice to the Employee of such termination. In such event, and upon the execution of a general release of all claims against Company, and subject to the remaining provisions of this Section 9.3, the Employee shall be entitled to receive unpaid amounts under Sections 3.1, 3.2, 3.3, 3.4, and 3.5 through the Expiration Date of this Employment Agreement, with said amounts to be paid on regular payroll cycles as if the Employment had not been terminated prior to the Expiration Date. The amounts, if any, payable under this Section 9.3 shall commence within 45 days after the Employee's termination of the Employment; provided that the Employee has signed a general release as described in the preceding sentence and the revocation period for such release has expired; and provided, further, that if the Employee is a "specified employee" (as that term is defined in Section 409A of the Internal Revenue Code) at the time of his termination of the Employment, then the amounts, if any, payable under this Section 9.3 shall not commence until the first day of the seventh month following the Employee's termination of the Employment. Notwithstanding the foregoing, no payments under this
          Section 9.3 of this Agreement shall be made except upon Order approving said payments by the U.S. Bankruptcy Court assigned to the Company's current U.S. Chapter 11 bankruptcy reorganization proceeding.

     9.4 Termination By The Employee With "Good Reason". Prior to the Expiration Date, the Employee may terminate the Employment and this Agreement for "Good Reason." For purposes of this Employment Agreement, "Good Reason" shall mean:

          (a) demotion of the Employee, without his consent, by the Company to a lesser position than that provided for in this Employment Agreement as of the Effective Date (including a material reduction or demotion of the Employee's job title, responsibilities, authorities, powers, duties, Base Salary, or benefits; or a change of the job position to which Employee reports); or

          (b) material breach of any provision of this Employment Agreement by the Company;

          provided, however, that Good Reason shall not exist unless the Employee has first provided the Company with a written notice setting forth the reasons for the existence of Good Reason in reasonable detail, and the Company has not cured the reasons for the existence of Good Reason within thirty (30) days after receiving such notice. If the Employee terminates the Employment for Good Reason, and upon the execution of a general release of all claims against Company, and subject to the remaining provisions of this Section 9.4, the Employee shall be entitled to receive unpaid amounts under Sections 3.1, 3.2, 3.3, 3.4 and 3.5 through the Expiration Date,


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

          with said amounts to be paid on regular payroll cycles as if the Employment had not been terminated prior to the Expiration Date. The amounts, if any, payable under this Section 9.4 shall commence within forty-five (45) days after the Employee's termination of the Employment; provided that the Employee has signed a general release as described in the preceding sentence and the revocation period for such release has expired; and provided, further, that if the Employee is a "specified employee" (as that term is defined in Section 409A of the Internal Revenue Code) at the time of his termination of the Employment, the amounts, if any, payable under this Section 9.4 shall not commence until the first day of the seventh month following the Employee's termination of the Employment. Notwithstanding the foregoing, no payments under this Section 9.4 of this Agreement shall be made except upon Order approving said payments by the U.S. Bankruptcy Court assigned to the Company's current U.S. Chapter 11 bankruptcy reorganization proceeding.

     9.5 Termination By The Employee Other Than For "Good Reason". Prior to the Expiration Date, the Employee may terminate the Employment and this Agreement for other than Good Reason, and in such event, the Employment shall terminate effective upon delivery of notice to the Company by Employee of such termination. In such event, the Employee shall be entitled to receive any pro rata accrued but unpaid amounts under Section 3.1 of this Agreement through the date of termination, but shall not be entitled to receive any other amounts under this Employment Agreement or otherwise.

     9.6 On termination of the Employment, the Employee shall return to the Company in accordance with its instructions all of the Company's proprietary technology and trading models, records, software, models, reports, and other documents and any copies thereof and any other property belonging to the Company which are in the Employee's possession or under his control. The Employee shall, if so required by the Company, confirm in writing his compliance with his obligations under this Clause.

     9.7 The termination of the Employment shall be without prejudice to any right the Company may have in respect of any breach by the Employee of any provisions of this Employment Agreement which may have occurred prior to such termination.

     9.8 In the event of termination of the Employment hereunder however arising, the Employee agrees that he will not at any time after such termination represent himself as still having any connection with the Company, except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

     9.9 Upon a termination of the Employment under this Section, the Company shall be relieved of all further obligations under this Employment Agreement. Notwithstanding such termination of the Employment, the Employee shall continue to be bound by the provisions of Sections 6, 7, and 8.

10.  SEVERABILITY


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

The various provisions and sub-provisions of this Employment Agreement are severable, and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity of enforceability of the remaining provisions or sub-provisions or identifiable parts in this Employment Agreement.

11.  WARRANTY

The Employee represents and warrants that he is not prevented by any other Employment Agreement, arrangement, contract, understanding, Court Order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Employment Agreement.

12.  NOTICES

Any notice to be given hereunder may be delivered (a) in the case of the Company by first class mail addressed to its Registered Office and (b) in the case of the Employee, either to him personally or by first class mail to his last known residence address. Notices served by mail shall be deemed given when they are mailed.

13.  WAIVERS AND AMENDMENTS

No act, delay, omission, or course of dealing on the part of any party hereto in exercising any right, power, or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers, and remedies under this Employment Agreement. This Employment Agreement may be amended only by a written instrument signed by the Employee and a duly authorized officer of the Company.

14.  PRIOR AGREEMENTS

This Employment Agreement cancels and is in substitution for all previous letters of engagement, offer letters, agreements, and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Employee, all of which shall be deemed to have been terminated by mutual consent. This Employment Agreement constitutes the entire terms and conditions of the Employee's employment and no waiver or modification thereof shall be valid unless in writing, signed by the parties, and only to the extent therein set forth. Notwithstanding the foregoing, however, the terms and conditions of the written, signed Confidentiality Agreement that the Employee signed with the Employer prior to commencing the Employment shall remain in full force and effect, pursuant to its terms.

15.  JURISDICTION AND GOVERNING LAW

Any and all disputes arising under or in connection with this Employment Agreement or concerning in any way the Employee's employment shall be adjudicated exclusively in the State of Michigan, within twenty-five (25) geographical miles of Rochester Hills. The Employee consents to personal jurisdiction of any state or federal court sitting in the State of Michigan within twenty (2)


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

geographical miles of Rochester Hills, and waives any objection that such forum is inconvenient. The Employee hereby consents to service of process in any such action by U.S. mail or other commercially reasonable means of receipted delivery. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

16.  ASSIGNABILITY

The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Employee may not assign his rights or obligations hereunder without the express written consent of the Company.

17.  HEADINGS; CONSTRUCTION

The headings contained in this Employment Agreement are inserted for reference and inserted for reference and convenience only and in no way define, limit, extend, or describe the scope of this Employment Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

18.  SURVIVAL OF TERMS

If this Employment Agreement is terminated for any reason, the provisions of Sections 6, 7, and 8 shall survive and the Employee and the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

19.  CONTINGENCIES

Employee understands that as of the date of signing of this Agreement, the Company is in U.S. Chapter 11 bankruptcy reorganization and lacks the legal authority to bind itself to the terms and conditions of this Agreement without U.S. Bankruptcy Trustee approval. Accordingly, notwithstanding anything to the contrary herein, this Agreement shall not become final and binding on the Company unless and until it is approved by the U.S. Bankruptcy Trustee assigned to the Company's Chapter 11 proceeding. Further, and independent of the Trustee approval issue, the Employee understands and agrees that as a continuing condition of his employment with the Company, he must maintain his legal authorization to be employed in the United States, either by continuation of his current green card status or the obtainment of U.S. citizenship.


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

20.  EMPLOYEE ACKNOWLEDGMENT

THE EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF THE EMPLOYEE BREACHES THE AGREEMENT.

AS WITNESS the hands of a duly authorized officer of the Company and of the Employee the day and year first before written.


SIGNED by /s/ Theresa Skotak          )
          ---------------------------
Theresa Skotak, Vice President,       )
Human Resources, for and on behalf of )
Dura Automotive Systems, Inc.         )

                                          Date: December 8, 2006


SIGNED by /s/ David Szczupak          )
          --------------------------
David Szczupak                        )

                                          Date: 12/8/06


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